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                                                                    EXHIBIT 99.2
FOR IMMEDIATE RELEASE



AMB PROPERTY CORPORATION FORMS $335 MILLION
PARTNERSHIP WITH GOVERNMENT OF SINGAPORE
REAL ESTATE INVESTMENT UNIT

GIC REAL ESTATE PTE LTD. ALLOCATES $75 MILLION TO INVEST IN U.S. DISTRIBUTION FACILITIES

San Francisco, March 26, 2001--AMB Property Corporation (NYSE:AMB) today announced a $335 million private partnership with GIC Real Estate Pte Ltd., the real estate investment subsidiary of the Government of Singapore Investment Corporation, to own and operate distribution facilities in the U.S.

GIC is a leading global real estate investment manager with a multi-billion dollar investment portfolio, who has committed $75 million of equity to be invested in a portfolio of distribution facilities contributed by AMB, a San Francisco-based owner and operator of industrial real estate.

AMB contributed $76 million of equity through a combination of cash and a contribution to the partnership of properties. At closing, the venture assumed $73 million of existing debt and AMB provided a short-term loan to the venture that will be repaid with long-term financing proceeds. The venture expects to use financings of up to 65% of the total capitalization.

The venture will own and operate 59 industrial buildings in six U.S. metropolitan markets. The operations of the new partnership with GIC are consistent with AMB's investment strategy of owning, operating, developing and redeveloping infill distribution properties located in major metro areas near transportation hubs.

"GIC is one of the largest and most respected global real estate investors and we are pleased to be aligned with their organization," said John T. Roberts, president of AMB Investment Management, a subsidiary of AMB that provides investment advisory services to institutional investors.

The co-investment venture provides GIC with the benefits of a national operating company running 92 million square feet of distribution space. Additionally, AMB's 50% interest in the partnership ensures alignment of interests among AMB and GIC.

AMB, as general partner, will receive distributions for acquisitions and asset management. AMB has the ability to receive additional distributions if it exceeds certain internal rate of return benchmarks.



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AMB Property Corporation is one of the leading owners and operators of industrial real estate nationwide. As of December 31, 2000, AMB owned, managed and had renovation and development projects totaling 92 million square feet and 1,005 buildings in 27 metropolitan markets. AMB targets High Throughput Distribution(TM) properties - industrial properties located in major distribution markets near airports, seaports and ground transportation systems. These HTD(TM) facilities are built for speed and benefit from barriers to entry due to their supply-constrained locations and proximity to large customer bases. AMB - A tradition of nontraditional thinking(TM).

AMB's press releases are available on the company website at http://www.amb.com or by contacting the Investor Relations department toll-free at 877-285-3111.

This press release contains forward-looking statements about business strategy related to accessing private capital, the partnership between AMB and GIC and its business strategy and the benefit of private capital to stockholders. These statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. In particular, a number of factors could cause AMB's actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, AMB's failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, AMB's failure to successfully integrate acquired properties and operations, AMB's failure to timely reinvest proceeds from any such dispositions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, AMB's inability to obtain necessary permits and public opposition to these activities), AMB's failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. AMB's success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact AMB and the statements contained herein, reference should be made to AMB's filings with the Securities and Exchange Commission, including AMB's quarterly report on Form 10-Q for the quarter ended September 30, 2000.

AMB CONTACTS

INVESTORS                           MEDIA

Victoria A. Robinson                Christine G. Schadlich
Director -- Investor Relations      Vice President -- Corporate Communications
Toll-free 877 285.3111              Direct 415 733.5233
Fax      415 394.9001               Fax     415 394.9001
email    ir@amb.com                 email   cschadlich@amb.com